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                                                                   EXHIBIT 10.74



                   [PREFERRED EQUITIES CORPORATION LETTERHEAD]



                                January 20, 1998



Mego Mortgage Corporation
1000 Parkwood Circle, 5th Floor
Atlanta, GA 30339

Attention: James L. Belter, Executive Vice President

Re: Loan Program Sub-Servicing Agreement dated as of September 1, 1996 between Preferred Equities Corporation ("PEC") and Mego Mortgage Corporation ("MMC") as amended by Letter Agreement dated September 2, 1997 (and as amended, the "Agreement")

Gentlemen:

This letter serves to confirm our agreement that the monthly servicing fee of one-twelfth (1/12) of four tenths (4/10) of one percent (0.40%) of the outstanding principal balance of all loans being serviced on the first day of the prior month as set forth in Article 4 of the Agreement is hereby modified and amended to be one-twelfth (1/1 2) of thirty-five one hundredths (35/100) of one percent (0.35%) commencing for the month of January 1998. Except as modified hereby, all other terms and conditions of the Agreement shall remain in full force and effect.

Please sign a copy of this letter in the space indicated below to indicate your acceptance and approval of the foregoing.

                             Very truly yours,

                             PREFERRED EQUITIES CORPORATION

                             By: /s/ FREDERICK H. CONTE
                                 ----------------------------------------------
                                 Frederick H. Conte, Executive Vice President

Accepted and approved as of this 20th day of January, 1998.

MEGO MORTGAGE CORPORATION

By: /s/ JAMES L. BELTER
    -------------------------------------------
    Jame L. Belter, Executive Vice President